Exhibit 99.1

Press Release	Source: AmeriChip International Inc.

AmeriChip International Inc. Secures License for Patented Metal Polishing Technology
Monday February 27, 9:20 am ET

PLYMOUTH, MI--(MARKET WIRE)--Feb 27, 2006 -- The Board of Directors of AmeriChip International Inc. (OTC BB:ACHI.OB - News) announced that it has entered into a licensing agreement with its President and Chief Executive Officer, Marc Walther for the use of his patented metal polishing technology. The Company believes that this patent will significantly increase the sales potential of the Company by expanding its product line and revenue producing ability.

The license agreement allows for the Company (www.americhiplacc.com) to have exclusive use of the patented technology except for prior arrangements by Mr. Walther with both Ford, Visteon, and Ford Global Technologies. Ford will continue to maintain its irrevocable license for the technology for use by Ford www.ford.com, Visteon www.visteon.com, and Ford Global Technologies.

This process augments the existing Laser Assisted Chip Control technology platform from which the Company currently operates offering a broader scope of products to its customers thereby increasing its revenue potential.

This patent is a "process" patent that uses a combination of high speed machining and abrasive nylon brushes that reduce labor and capital required to manufacture dies and molds. This process patent allows for a method to automatically finish free-form contoured metal or hard die surfaces. As a result, the cost to machine and polish a mold or die can be reduced by 50%. To learn more about this process please visit: http://www.worldtalkradio.com/archive.asp?aid=6254

Mr. Walther will receive a royalty on any revenues generated by the Company and its subsidiaries through licensing opportunities and implementation of the process inter-company.

Headquartered in Plymouth, MI, U.S.A., AmeriChip International Inc., a patented technology company, holds a patented technology known as Laser Assisted Chip Control, the implementation of which results in efficient chip control management in industrial metal machining applications. This technology provides substantial savings in machining costs of certain automobile parts providing much more competitive pricing and more aggressive sales approaches within the industry.

The innovative AmeriChip business model, enhanced by its AmeriChip Tool and Abrasives subsidiary, is designed to establish an extensive resource for cost saving services and products that all cost conscious industrial steel and aluminum machining companies require. AmeriChip is committed to keeping jobs in America for Americans.

For more information, visit our website at www.americhiplacc.com or, contact R. Windsor at 905-898-2646 or, send an e-mail to r.windsor@americhiplacc.com.

You may also wish to review an Analyst report at http://www.gaskinsco.com/linkto-achi.shtml

This release may include projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable; it can give no assurances that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.

Contact:
Contact
R. Windsor
905-898-2646
e-mail to r.windsor@americhiplacc.com

__________________________
Source: AmeriChip International Inc.

Press Release	Source: AmeriChip International Inc.

AmeriChip International Inc. Clarifies Metal Polishing Patent
Tuesday February 28, 9:00 am ET

PLYMOUTH, MI--(MARKET WIRE)--Feb 28, 2006 -- The Board of Directors of AmeriChip International Inc. (OTC BB:ACHI.OB - News) has been asked by its shareholders to clarify the release of February 27, 2006 concerning its new patented metal polishing technology.

Mr. Marc Walther, President and Chief Executive Officer, purchased 100% of the patents rights from The Ford Motor Company in February 2006. This technology was developed by Mr. Walther in concert with The Ford Motor Company in 2001. Mr. Walther agreed to assign this patent to The Ford Motor Company at that time. The requisite papers have been filed with the US Patent office to reflect that The Ford Motor Company is now a licensee and that Mr. Walther is the patent owner with AmeriChip now being the only, sole and exclusive licensor.

Mr. Walther has assigned 100% of the rights to the Company in return for a 10% royalty on all revenues generated by the Company and its subsidiaries through the implementation of this technology. Mr. Walther will not receive any stock for this transaction.

AmeriChip International (www.americhiplacc.com) will be investing time and money with its supplier alliances to enhance the existing patent and to implement the technology to generate revenues for the Company. As part of the purchase agreement with The Ford Motor Company, Ford required that it maintain an irrevocable license agreement for the technology for itself, Visteon and Ford Global Technologies. AmeriChip will permit Ford (www.ford.com) and its affiliates to use the enhanced technology.

For more information please visit http://www.worldtalkradio.com/archive.asp?aid=6254.

Headquartered in Plymouth, MI, U.S.A., AmeriChip International Inc., a patented technology company, holds a patented technology known as Laser Assisted Chip Control, the implementation of which results in efficient chip control management in industrial metal machining applications. This technology provides substantial savings in machining costs of certain automobile parts providing much more competitive pricing and more aggressive sales approaches within the industry.

The innovative AmeriChip business model, enhanced by its AmeriChip Tool and Abrasives subsidiary, is designed to establish an extensive resource for cost saving services and products that all cost conscious industrial steel and aluminum machining companies require. AmeriChip is committed to keeping jobs in America for Americans.

For more information, visit our website at www.americhiplacc.com or, contact R. Windsor at 905-898-2646 or, send an e-mail to r.windsor@americhiplacc.com.

This release may include projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable; it can give no assurances that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.

Contact:
Contact
R. Windsor
905-898-2646
e-mail to r.windsor@americhiplacc.com

__________________________
Source: AmeriChip International Inc.